UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

VGRAB COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 722-0041

CORECOMM SOLUTIONS INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 10, 2015, VGrab Communications Inc. (formerly, CoreComm Solutions Inc.) (the “Company”) acquired the VGrab software application pursuant to the terms of a software purchase agreement dated January 8, 2015 (the “Software Purchase Agreement”) between the Company and Hampshire Capital Limited (“Hampshire”).  In consideration of the VGrab software application, the Company issued a total of 22,500,000 common shares of the Company to Hampshire.

Concurrent with closing of the transaction, Nelson Da Silva, the sole executive officer and a director of the Company, resigned as an executive officer of the Company and Gerald Diakow resigned as a director of the Company.  To fill the vacancies caused by the resignations, Jacek (Jack) P. Skurtys was appointed as Chief Executive Officer, Chief Financial Officer, President and a director of the Company.  Mr. Da Silva remains a member of the Board of Directors of the Company.

In addition, the Company changed its name to VGrab Communications Inc. and its OTCQB stock symbol changed to “VGRBF” effective February 13, 2015.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On February 10, 2015, in consideration of the VGrab software application, the Company issued to Hampshire 22,500,000 common shares of the Company pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”). Hampshire represented that it was not a resident of the United States and is otherwise not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S of the Act.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

Under the terms of the Software Purchase Agreement, the Company issued 22,500,000 common shares of the Company to Hampshire.  As a result, Hampshire now owns 73.0% of the issued and outstanding common shares of the Company, resulting in a change of control.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective February 10, 2015, Nelson Da Silva resigned as the Chief Executive Officer, Chief Financial Officer and President of the Company and Gerald Diakow resigned as a director of the Company.  Each of Mr. Da Silva and Mr. Diakow’s resignations were not due to, and were not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise. Mr. Da Silva will continue to serve on the Company’s board of directors.

Effective February 10, 2015, the Company appointed Jacek (Jack) P. Skurtys as the Chief Executive Officer, Chief Financial Officer, President and a director of the Company.

Mr. Skurtys has approximately 25 years of managing various telecommunication and media businesses.  Since March 2012, Mr. Skurtys has been CSO of the Hampshire Group.  Mr. Skurtys is also an executive director of Linear Corporation Behard, which is an HVAC equipment provider.  Previously, Mr. Skurtys served as Chief Operating Officer and Vice-President of Proyektor LLC from 2006 to 2011. Mr. Jacek P. Skurtys holds MA Degree at Warsaw University, School of International Affairs and received Cambridge Proficiency Certificate in 1986.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment to Articles

On February 11, 2015, the Company changed its name to VGrab Communications Inc. (the “Name Change”). To effect the Name Change, the Company filed a Notice of Alteration with the British Columbia Registrar of Companies. Other than the Name Change, no other changes were made to the Company’s Notice of Articles.

SECTION 7 - REGULATION FD

ITEM 7.01

REGULATION FD DISCLOSURE.

On February 12, 2015, the Company issued a news release announcing the closing of the acquisition of the VGrab software application.  See “Item 2.01 - Completion of Acquisition or Disposition of Assets” above.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 8 - OTHER EVENTS

ITEM 8.01

OTHER EVENTS.

Ticker Symbol Change

On February 13, 2015, the Company’s common shares commenced trading on the OTC Markets under the new ticker symbol VGRBF.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Change of Name dated February 11, 2015
3.2	Notice of Articles dated February 11, 2015
10.1	Software Purchase Agreement between the Company and Hampshire dated January 8, 2015 (1)
99.1	News Release dated February 12, 2015

Note:

(1)  Filed with the SEC as an exhibit to our Current Report on Form 8-K on January 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGRAB COMMUNICATIONS INC.

Date: February 17, 2015
By: /s/ Jacek (Jack) P. Skurtys
Jacek (Jack) P. Skurtys
Chief Executive Officer, Chief Financial Officer
and President

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